Macy’s, Inc. Announces Early Tender Results and Upsizing of Debt Tender Offer

NEW YORK—July 28, 2025—Macy’s, Inc. (NYSE:M) (the “Company”) today announced the early tender results of the previously announced cash tender offer (the “Tender Offer”) by its wholly owned subsidiary, Macy’s Retail Holdings, LLC (the “Issuer”), to purchase up to an aggregate principal amount of its outstanding notes and debentures listed in the table below (collectively, the “Notes”) for an amended combined aggregate purchase price of $250 million (excluding accrued and unpaid interest, which also will be paid to, but excluding, the applicable Settlement Date and excluding fees and expenses related to the Tender Offer) (the “Maximum Tender Offer Amount”), in the order of priority shown in the table. The Company has amended the terms of the Tender Offer to increase the Maximum Tender Offer Amount from $175 million to $250 million.
The terms and conditions of the Tender Offer are described in an Offer to Purchase dated July 14, 2025, as modified by this release, the “Offer to Purchase”). The Tender Offer is subject to the satisfaction of certain conditions as set forth in the Offer to Purchase, including the Financing Condition (as described herein). Capitalized terms used in this press release and not defined herein have the meanings given to them in the Offer to Purchase.
The aggregate principal amount of Notes of each series that were validly tendered and not validly withdrawn as of 5:00 p.m., New York City time, on July 25, 2025 (the “Early Tender Date”), as reported by the tender agent, and the aggregate principal amount of each series of Notes the Issuer will accept for purchase on the Early Settlement Date (as defined below) are specified in the table below. The amount of each series of Notes the Issuer will accept for purchase on the Early Settlement Date (as defined below) will be subject to the applicable proration factor specified in the table below, as determined in accordance with the acceptance priority levels and the proration procedures described in the Offer to Purchase and in this press release.

CUSIP Numbers	Title of Security	Aggregate Principal Amount Outstanding	Acceptance Priority Level	Principal Amount Tendered on or Prior to the Early Tender Date	Principal Amount Accepted on the Early Settlement Date	Total Tender Offer Consideration(1)	Approximate Proration Factor(2)
55616XAB3	6.790% Senior Debentures due 2027	$60,677,000	1	$26,674,000	$26,674,000	$1,027.50	100.00%
577778BK8	7.875% Senior Debentures due 2030	$5,212,000	2	$254,000	$254,000	$1,020.00	100.00%
55617LAG7 55617LAH5 U5562LAD1	7.875% Senior Exchanged Debentures due 2030	$4,676,000	2	$126,000	$126,000	$1,020.00	100.00%
55617LAQ5 U5562LAH2	5.875% Senior Notes due 2030	$425,000,000	3	$329,918,000	$223,883,000	$992.50	67.93%

(1)	Per $1,000 principal amount of Notes validly tendered on or before the Early Tender Date, not validly withdrawn and accepted for purchase for each Series. Includes the Early Tender Premium of $30.00 per $1,000 principal amount of Notes and excludes accrued and unpaid interest to, but, excluding, the Early Settlement Date, which will also be paid on the Early Settlement Date.
(2)	Rounded to the nearest tenth of a percentage point for presentation purposes.

The Tender Offer is subject to, and conditioned upon, the satisfaction or waiver of certain conditions described in the Offer to Purchase, including the completion of the Issuer’s separately announced offering of new senior notes (the “New Notes Offering”) on terms satisfactory to the Issuer, in its sole discretion, prior to or on the Early Settlement Date (such condition, the “Financing Condition”) and certain general conditions, in each case as described in more detail in the Offer to Purchase. The Tender Offer is not conditioned upon any minimum amount of Notes being tendered, and the Tender Offer may be amended, extended or terminated.
Although the Tender Offer is scheduled to expire at 5:00 p.m., New York City time, on August 11, 2025 (the “Expiration Date”), because holders of Notes subject to the Tender Offer validly tendered and did not validly withdraw Notes on or before the Early Tender Date in an amount that exceeds the Maximum Tender Offer Amount, the Issuer does not expect to accept for purchase any tenders of Notes after the Early Tender Date.
The settlement date for Notes validly tendered and not validly withdrawn on or prior to the Early Tender Date and accepted for purchase will be July 29, 2025 (the “Early Settlement Date”), subject to the satisfaction or waiver of all conditions to the Tender Offer described in the Offer to Purchase. Subject to the terms and conditions of the Tender Offer, holders who tendered their Notes on or prior to the Early Tender Date and whose Notes are accepted for purchase will receive the applicable total tender offer consideration set forth in the table above for each $1,000 principal amount of Notes accepted for purchase pursuant to the Tender Offer (the “Total Tender Offer Consideration”), which includes an early tender premium of $30.00 per $1,000 principal amount of Notes. In addition to the applicable Total Tender Offer Consideration, all holders of Notes accepted for purchase on the Early Settlement Date will receive accrued and unpaid interest on their Notes purchased from the last interest payment date with respect to such Notes up to, but not including, the Early Settlement Date.
The total principal amount of Notes validly tendered and not validly withdrawn as of the Early Tender Date has an aggregate purchase price exceeding the Maximum Tender Offer Amount. As a result, and based on the terms and conditions of the Tender Offer:
•all of the 6.790% Senior Debentures due 2027 that were tendered as of the Early Tender Date will be accepted for purchase on the Early Settlement Date;
•all of the 7.875% Senior Debentures due 2030 that were tendered as of the Early Tender Date will be accepted for purchase on the Early Settlement Date;
•all of the 7.875% Senior Exchanged Debentures due 2030 that were tendered as of the Early Tender Date will be accepted for purchase on the Early Settlement Date;
•$223,883,000 aggregate principal amount of the 5.875% Senior Notes due 2030 that were tendered as of the Early Tender Date will be accepted for purchase on the Early Settlement Date; and
•no Notes tendered after the Early Tender Date and prior to the Expiration Date (as defined below) will be accepted for purchase in the Tender Offer.
Any Notes tendered but not accepted for purchase in the Tender Offer will be promptly credited to the account of the registered holder of such Notes with The Depository Trust Company and otherwise returned in accordance with the Offer to Purchase.
The Issuer intends to use proceeds from the New Notes Offering, together with cash on hand, to (i) purchase the Notes subject to the Tender Offer, (ii) redeem approximately $587 million of certain of its existing outstanding senior notes and debentures and (iii) pay fees, premium and expenses in connection therewith.

Wells Fargo Securities and US Bancorp are the Lead Dealer Managers for the Tender Offer. Global Bondholder Services Corporation is acting as Tender Agent and Information Agent. Persons with questions regarding the Tender Offer should contact Wells Fargo Securities at (collect) (704) 410-4759, (toll-free) (866) 309-6316 or by email to liabilitymanagement@wellsfargo.com; and US Bancorp at (collect) (917) 558-2756, (toll-free) (800) 479-3441 or by email to liabilitymanagement@usbank.com. Any questions regarding the tendering of Notes should be directed to Global Bondholder Services Corporation at (toll-free) (855) 654-2014, (for banks and brokers) (212) 430-3774 or by email to contact@gbsc-usa.com.
This press release is neither an offer to purchase nor a solicitation of an offer to sell the Notes. Further, nothing contained herein shall constitute a notice of redemption of the Notes or any other securities. The Tender Offer is being made only by the Offer to Purchase and the information in this press release is qualified by reference to the Offer to Purchase. None of the Company or its affiliates, their respective boards of directors, the Dealer Managers, the Tender Agent, the Information Agent or the trustees with respect to any Notes is making any recommendation as to whether holders should tender any Notes in response to the Tender Offer, and neither the Company nor any such other person has authorized any person to make any such recommendation. Holders must make their own decision as to whether to tender any of their Notes, and, if so, the principal amount of Notes to tender.
Any securities issued pursuant to New Notes Offering will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities law and may not be offered or sold in the United States absent registration or an applicable exemption from registration under the Securities Act and applicable state securities laws. This press release is being issued pursuant to Rule 135c under the Securities Act and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities that may be issued pursuant to the New Notes Offering.
About Macy’s, Inc.
Macy’s, Inc. (NYSE: M) is a trusted source for quality brands through our iconic nameplates – Macy’s, Bloomingdale’s and Bluemercury. Headquartered in New York City, our comprehensive digital and nationwide footprint empowers us to deliver a seamless shopping experience for our customers.
Forward-Looking Statements
All statements regarding the closing of the Tender Offer, the New Notes Offering and satisfaction of the related closing conditions that are not statements of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results could differ materially from those expressed in or implied by the forward-looking statements contained in this release because of a variety of factors, including, but not limited to, general market conditions which might affect the Tender Offer and any concurrent financing transaction, and other factors identified in documents filed by the Company with the Securities and Exchange Commission, including under the captions “Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended February 1, 2025 and the Company’s Quarterly Report on Form 10-Q for the quarterly period ended May 3, 2025. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Media – Chris Grams
communications@macys.com
Investors – Pamela Quintiliano
investors@macys.com

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